EXHIBIT 99.1

Rekor Systems Showcases Exceptional Year-over-Year Growth and Strategic Milestones in 2023 Financial Results

Company Achieves Fourth Consecutive Quarter of Top Line Growth and Record Revenue

COLUMBIA, MD – March 25, 2024 - Rekor Systems, Inc. (NASDAQ: REKR) ("Rekor" or the "Company"), a leader in developing and implementing state-of-the-art roadway intelligence technology, today unveiled its notable financial results for the fiscal year ending December 31, 2023. Demonstrating substantial progress across all metrics, the Company not only continued its trajectory of year-over-year revenue growth but also laid the groundwork for a future defined by innovation and strategic financial health.

2023 Financial Highlights: A Year of Consistent Growth and Stability

•	Record Gross Revenue: Rekor closed 2023 with gross revenue of $34.9 million, marking a 75% increase from $19.9 million in 2022.
•	Fourth Quarter Results: The Company's gross revenue for Q4 2023 reached an all-time high of $11.1 million, up by 71% from Q4 2022.
•	Escalating Performance Obligations: As of December 31, 2023, performance obligations ascended to $26.4 million, showing a 23% growth from the previous year.
•	Contract Value Surge: Total contract value inked during 2023 stood at $49.1 million, reflecting a remarkable 124% increase from 2022.
•	Adjusted EBITDA Improvement: The Company narrowed its Adjusted EBITDA loss from $37.4 million in 2022 to $28.7 million in 2023.

Leadership Insights: Charting the Path Forward

Eyal Hen, CFO of Rekor, commented on the year's success, "The financial milestones achieved in 2023, including significant revenue growth, a notable increase in our contract values, and a reduction in operating cash burn, stand as a testament to our robust strategic execution. These accomplishments, supported by successful fundraising initiatives, have fortified our financial foundation, enabling us to pursue our strategic vision with even greater confidence."

Robert A. Berman, Rekor's Chairman and CEO, reflected on the Company's trajectory, stating, "Our remarkable 162% CAGR in revenue from 2018 to 2023 underscores our commitment to sustained success and innovation. This growth, coupled with our commitment to avoiding toxic debt and overly dilutive financing mechanisms, underscores the strides we've made as a technology company. We're not just surviving; we're thriving, setting new benchmarks for innovation and financial health in our industry."

Hen added, “The Company had initially planned to hold its Investor and Analyst Day concurrently with our annual meeting at the NASDAQ headquarters in New York, leveraging the convenience and resources available at this location. However, considering certain rapid developments and forward momentum, we believe it is prudent to reschedule our Investor and Analyst Day to a later date. This adjustment will allow us to ensure that we can share the most current and comprehensive updates with our investors and analysts.”

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Financial Results for the Twelve and Three Months Ended December 31, 2023

This section highlights the changes for the twelve and three months ended December 31, 2023, compared to the three and twelve months ended December 31, 2022.

Revenues

	Year Ended December 31,		Change		Three Months Ended December 31,		Change
(Dollars in thousands)	2023	2022	$	%	2023	2022	$	%
Revenue	$34,933	$19,920	$15,013	75%	$11,066	$6,469	$4,597	71%

The increase in revenue for the twelve and three month period ended December 31, 2023, compared to the twelve- and three-month period ended December 31, 2022, was primarily attributable to our Urban Mobility product line. During the twelve- and three-month period ended December 31, 2023, revenue attributable to our Urban Mobility product line increased $9,081,000 and $2,330,000, respectively, compared to the twelve- and three-month period ended December 31, 2022. Additionally, our contactless compliance revenue increased $1,110,000 and $391,000, respectively, for the twelve and three month period ended December 31, 2023, compared to the twelve and three month period ended December 31, 2022.

The other main driver of revenue growth during the periods ended December 31, 2023, compared to December 31, 2022, was attributable to increased sales of the Company's software and hardware products.

Cost of Revenue, excluding Depreciation and Amortization

	Year Ended December 31,		Change		Three Months Ended December 31,		Change
(Dollars in thousands)	2023	2022	$	%	2023	2022	$	%
Cost of revenue, excluding depreciation and amortization	$16,499	$10,890	$5,609	52%	$5,180	$3,457	$1,723	50%

For the year ended December 31, 2023, cost of revenue, excluding depreciation and amortization increased compared to the year ended December 31, 2022, primarily due to an increase in personnel and other direct costs such as hardware that were incurred to support our increase in revenue. The costs of revenue increased at a lower rate than our revenue increased as the Company was able to realize efficiencies in its operations and better manage its software costs.

Loss from Operations Excluding Goodwill Impairment

	Year Ended December 31,		Change		Three Months Ended December 31,		Change
(Dollars in thousands)	2023	2022	$	%	2023	2022	$	%
Loss from operations	$(42,116)	$(50,949)	$8,833	17%	$(9,346)	$(9,750)	$404	4%

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The decrease in operating loss for the twelve and three months ended December 31, 2023, compared to the twelve and three months ended December 31, 2022, was primarily attributable to our growth in revenue and improved Adjust Gross Profit (discussed below), accompanied by steady operating expenses year over year.

Additional Key Performance Indicators and Non-GAAP Measures

Performance Obligations

As of December 31, 2023, the Company had approximately $26,390,000 in remaining performance obligations not yet satisfied or partially satisfied. This is an increase of approximately 23%, up from $21,412,000 of remaining performance obligations as of December 31, 2022. Total performance obligations increased over time across all product areas as the Company focused intently on near-term revenue-generating activities and closing long-term contracts.

Total Contract Value

The total contract value of contracts won in the current period also provides us with visibility into our future operating results and cash flows from operations. Total contract value is a non-GAAP measure in which there are certain assumptions that we make when determining the total value of a contract, such as the success rate of renewal periods, cancellations, and usage estimates. For the year ended December 31, 2023, we won contracts valued at $49,087,000, compared to $21,962,000 for contracts won for the year ended December 31, 2022. This represents growth of $27,125,000 or 124%, period over period.

Adjusted Gross Profit and Adjusted Gross Margin

	Year Ended December 31,		Change		Three Months Ended December 31,		Change
(Dollars in thousands)	2023	2022	$	%	2023	2022	$	%
Revenue	$34,933	$19,920	15,013	75%	$11,066	$6,469	4,597	71%
Cost of revenue, excluding depreciation and amortization	16,499	10,890	5,609	52%	5,180	3,457	1,723	50%
Adjusted Gross Profit	18,434	9,030	9,404	104%	5,886	3,012	2,874	95%
Adjusted Gross Margin	52.8%	45.3%	7.5%	16.6%	53.2%	46.6%	6.6%	14.2%

Adjusted Gross Profit for the twelve and three months ended December 31, 2023, increased $9,404,000 and $2,874,000, respectively which equated to an increase to Adjusted Gross Margin of 7.5% and 6.6% percentage points, respectively, compared to the twelve and three months ended December 31, 2022.

As the Company continues to scale and standardize its product offerings it has begun to realize operational efficiencies that have resulted in an improved Adjusted Gross Margin. Additionally, the Company has worked diligently to reduce its software and data costs.

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EBITDA and Adjusted EBITDA

The Company calculates EBITDA as net loss before interest, taxes, depreciation, and amortization. The Company calculates Adjusted EBITDA as net loss before interest, taxes, depreciation, and amortization, adjusted for (i) impairment of intangible assets, (ii) loss on extinguishment of debt, (iii) stock-based compensation, (iv) losses or gains on sales of subsidiaries, and (v) other unusual or non-recurring items. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the U.S. ("U.S. GAAP") and should not be considered as an alternative to net earnings or cash flow from operating activities as indicators of our operating performance or as a measure of liquidity or any other measures of performance derived in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA are presented because we believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of a company's ability to service and/or incur debt. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do.

The following table sets forth the components of the EBITDA and Adjusted EBITDA for the periods included (dollars in thousands):

	Year ended December 31,
	2023	2022
Net loss from continuing operations	$(45,685)	$(83,454)
Provision (benefit) for income taxes	32	(987)
Interest expense, net	3,596	21
Depreciation and amortization	7,894	6,422
EBITDA	$(34,163)	$(77,998)

Gain on extinguishment of debt	$(527)	$-
Share-based compensation	4,352	6,616
Gain on the sale of ATSE	-	(2,643)
Loss (gain) due to the remeasurement of the STS Earnout and Contingent Consideration, net	384	(883)
Impairment of SAFE agreement	101	-
Goodwill impairment	-	34,835
Legal judgements and settlements	801	1,608
One-time consulting fees	365	1,024
Adjusted EBITDA	$(28,687)	$(37,441)

Rekor has scheduled a conference call to discuss the 2023 results on Monday, March 25, 2024, at 4:30 P.M. (Eastern).

Any person interested in participating in the call should please dial in approximately 10 minutes prior to the start of the call using the following information:

North America: 877-407-8037 (Toll Free)

International: 201-689-8037

A live webcast of the conference call will be available online at:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=7xcGmLzZ

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REPLAY INFORMATION

A replay will be made available online approximately two hours following the live call for a period of two weeks. To access the replay, use the following numbers:

Replay Dial-In: 877-660-6853 / 201-612-7415

Access ID: 13744769

An archived webcast will also be available to replay this conference call directly from the Company's website under Investors, Events & Presentations.

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) is a leader in developing and implementing state-of-the-art roadway intelligence systems using AI and machine learning. Pioneering the implementation of digital infrastructure in our communities, Rekor is redefining infrastructure by collecting, connecting, and organizing the world's mobility data - laying the foundation for a digital-enabled operating system for the road. With our Rekor One® Roadway Intelligence Engine at the foundation of our technology, we aggregate and transform trillions of data points into intelligence through proprietary computer vision, machine learning, and big data analytics that power our platforms and applications. Our solutions provide actionable insights that give governments and businesses a comprehensive picture of roadways while providing a collaborative environment that drives the world to be safer, greener, and more efficient.

To learn more please visit our website: https://rekor.ai, and follow Rekor on social media on LinkedIn, Twitter, and Facebook.

Forward-Looking Statements

This press release and its links and attachments contain statements concerning Rekor Systems, Inc. and its future expectations, plans, and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of Rekor's core suite of AI-powered technology and the size and shape of the global market for ALPR systems. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Company Contact:

Rekor Systems, Inc.

Eyal Hen

Chief Financial Officer

Phone: +1 (443) 545-7260

ehen@rekor.ai

Media & Investor Relations Contact:

Rekor Systems, Inc.

Charles Degliomini

ir@rekor.ai

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REKOR SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	December 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$15,385	$1,924
Restricted cash and cash equivalents	328	254
Accounts receivable (net of allowance for credit losses of $101 and $69 at December 31, 2023 and 2022, respectively)	4,955	3,238
Inventory	3,058	1,986
Note receivable, current portion	340	340
Other current assets	1,270	1,202
Current assets of discontinued operations	-	331
Total current assets	25,336	9,275
Long-term assets
Property and equipment, net	13,188	16,733
Right-of-use operating lease assets, net	9,584	9,662
Right-of-use financing lease assets, net	1,989	-
Goodwill	20,593	20,593
Intangible assets, net	17,239	21,299
Note receivable, long-term	482	822
SAFE investment	-	2,005
Deposits	3,740	3,451
Total long-term assets	66,815	74,565
Total assets	$92,151	$83,840
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	5,139	5,963
Notes payable, current portion	1,000	1,000
Notes payable, related party	-	1,000
Loans payable, current portion	75	106
Lease liability operating, short-term	1,261	1,069
Lease liability financing, short-term	547	-
Contract liabilities	3,604	3,044
Other current liabilities	5,610	2,772
Current liabilities of discontinued operations	-	490
Total current liabilities	17,236	15,444
Long-term liabilities
Notes payable, long-term	1,000	2,000
2023 Promissory Notes, net of debt discount of $1,012	2,988	-
2023 Promissory Notes - related party, net of debt discount of $2,149	6,351	-
Series A Prime Revenue Sharing Notes, net of debt discount of $447	9,553	-
Series A Prime Revenue Sharing Notes- related party, net of debt discount of $223	4,777	-
Loans payable, long-term	273	349
Lease liability operating, long-term	13,445	14,237
Lease liability financing, long-term	1,057	-
Contract liabilities, long-term	1,449	1,005
Deferred tax liability	65	52
Other long-term liabilities	587	1,416
Total long-term liabilities	41,545	19,059
Total liabilities	58,781	34,503
Commitments and contingencies (note 13)
Stockholders' equity
Preferred stock, $0.0001 par value, 2,000,000 authorized, 505,000 shares designated as Series A and 240,861 shares designated as Series B as of December 31, 2023 and December 31, 2022, respectively. No preferred stock was issued or outstanding as of December 31, 2023 or 2022, respectively.	-	-
Common stock, $0.0001 par value; authorized; 100,000,000 shares; issued: 69,273,334, shares at December 31, 2023 and 54,446,602 at December 31, 2022; outstanding: 69,176,826 shares at December 31, 2023 and 54,405,080 at December 31, 2022	7	5
Treasury stock - at cost, 96,508 and 41,522 shares as of December 31, 2023 and 2022, respectively	(522)	(417)
Additional paid-in capital	232,568	202,747
Accumulated deficit	(198,683)	(152,998)
Total stockholders equity	33,370	49,337
Total liabilities and stockholders equity	$92,151	$83,840

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REKOR SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share data)

	Year ended December 31,
	2023	2022
Revenue	$34,933	$19,920
Cost of revenue, excluding depreciation and amortization	16,499	10,890

Operating expenses:
General and administrative expenses	27,038	26,612
Selling and marketing expenses	7,347	8,329
Research and development expenses	18,271	18,616
Depreciation and amortization	7,894	6,422
Goodwill impairment	-	34,835
Total operating expenses	60,550	94,814
Loss from continuing operations	(42,116)	(85,784)
Other income (expense):
Gain on extinguishment of debt	527	-
Gain on the sale of business	-	2,643
Interest expense, net	(3,596)	(21)
Other expense, net	(468)	(1,279)
Total other income (expense)	(3,537)	1,343
Loss before income taxes	(45,653)	(84,441)
(Provision) benefit for income taxes	(32)	987
Net loss from continuing operations	(45,685)	(83,454)
Net income from discontinued operations	-	339
Net loss	$(45,685)	$(83,115)
Loss per common share from continuing operations - basic and diluted	(0.72)	(1.68)
Earnings per common share discontinued operations - basic and diluted	-	0.01
Loss per common share - basic and diluted	$(0.72)	$(1.67)

Weighted average shares outstanding
Basic and diluted	63,168,299	49,807,475

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